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Twinlab Receives Interim Approval for $35 Million Debtor-In-
Possession Financing and Approval for "First-Day Motions"
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CONTACT: Bill Rizzardi
Twinlab Corporation
(631)761-7111

Hauppauge, NY, September 10, 2003 -- Twinlab Corporation (OTCBB: TWLBE), Twin Laboratories Inc. and Twin Laboratories (UK) Ltd. (collectively "Twinlab" or the "Company") announced today that the United States Bankruptcy Court for the Southern District of New York ("the Bankruptcy Court") granted critical "first-day motions" submitted in conjunction with the Company's September 4, 2003 filing of voluntary cases under chapter 11 of the Federal Bankruptcy Code (" the Bankruptcy Code").

The Company's voluntary petitions are pending before the Honorable Cornelius Blackshear and are being jointly administered under Case No. 03-15564 (CB). The Company filed first-day motions as a proactive step to preserve its normal business operations, during the chapter 11 process, to the maximum extent possible. Final hearings on certain motions, and the hearing to approve the bidding and sale procedures and other administrative matters, will be addressed in the near future.

The Company remains in possession of its assets and properties and continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Federal Bankruptcy Code. The Company announced that it has entered into an asset purchase agreement with IdeaSphere, Inc. of Grand Rapids, Michigan pursuant to which the Company will sell substantially all of its assets. The sale is being conducted pursuant to section 363 of the Federal Bankruptcy Code and, as such, remains subject to mandatory bankruptcy procedures and the approval of the Bankruptcy Court. The sale is also subject to satisfaction of other standard and customary conditions, including the receipt of regulatory approvals.

The Company also announced that it has obtained interim approval from the Bankruptcy Court to access up to $8.8 million of a new $35 million debtor-in-possession financing facility provided by The CIT Group/Business Credit, Inc., as agent for a lender group. Funds from this facility will now be available to the Company, along with its cash flow from operations, to help fund its operations during the chapter 11 process. A final hearing to allow use of the full $35 million debtor-in-possession facility is scheduled for September 25, 2003.

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The new facility provides an immediate source of funds to the Company, enabling it to satisfy the post-petition obligations associated with the daily operation of its business, including the timely payment of raw material purchases, manufacturing, distribution and shipping costs, employee wages and other obligations. All Twinlab facilities and the manufacturing and distribution plant remain functional and the Company is conducting normal business operations.

Except for historical information contained herein, this release contains, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management's beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the Company's financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results include but are not limited to: (i) the impact of competitive products; (ii) changes in law and regulations; (iii) adequacy and availability of insurance coverage; (iv) limitations on future financing; (v) increases in the cost of borrowings and unavailability of debt or equity capital; (vi) the effect of adverse publicity regarding nutritional supplements; (vii) uncertainties relating to acquisitions; (viii) the inability of the Company to gain and/or hold market share; (ix) exposure to and expense of resolving and defending product liability claims and other litigation; (x) consumer acceptance of the Company's products; (xi) managing and maintaining growth; (xii) customer demands; (xiii) the inability to achieve cost savings and operational efficiencies from the consolidation of the manufacturing and distribution facilities; (xiv) dependence on individual products; (xv) dependence on individual customers, (xvi) market and industry conditions including pricing, demand for products, levels of trade inventories and raw materials availability,
(xvii) the success of product development and new product introductions into the marketplace including the Company's line of ephedra-free products; (xviii) lack of available product liability insurance for ephedra-containing products; (xix) slow or negative growth in the nutritional supplement industry; (xx) the departure of key members of management; (xxi) the absence of clinical trials for many of the Company's products; (xxii) the ability of the Company to efficiently manufacture its products; (xxiii) the impact of filing for Chapter 11 under the U.S. bankruptcy laws; as well as other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission, copies of which are available upon request from the Company's investor relations department.